                                                                       Exhibit 5

                  [Letterhead of Wyatt, Tarrant & Combs, LLP]

                                  July 1, 2005

Board of Directors
UTG, Inc.
5250 South Sixth Street Road
P.O. Box 5147
Springfield, Illinois 62703

Gentlemen:

     We have  acted  as  counsel  to UTG,  Inc.,  a  Delaware  corporation  (the
"Company"),  in connection with the Post-Effective Amendment No. 1 ("Amendment")
to the Registration  Statement on Form S-8 (the "Registration  Statement") being filed by the Company with the Securities and Exchange Commission pursuant to the
Securities Act of 1933, as amended (the "Act"),  to register 400,000 shares (the
"Shares") of the Company's  common  stock,  $.01 par value,  issuable  under the
United Trust Group, Inc. Employee and Director Stock Purchase Plan (the "Plan").

     We have examined and are familiar with the Company,  its  organization  and proceedings  related  thereto.  We have also examined  such other  documents and procedures as we have considered necessary for the purpose of this opinion.

     We have  assumed,  for  purposes of this  opinion,  that the Shares will be validly  authorized on the respective  dates of issuance of the Shares under the
Plan,  and that,  on the dates of  issuance  of the Shares  under the Plan,  the obligations of the Company under the Plan will  constitute the legal,  valid and
binding  obligations  of  the  Company,   enforceable  against  the  Company  in
accordance with their respective terms.

     Based upon the foregoing and subject to the qualifications  hereinafter set forth,  we are of the  opinion  that the Shares are duly  authorized  and,  when issued and sold in accordance with the Registration  Statement,  as amended, the prospectus delivered to participants in the Plan pursuant to the requirements of the Act, the pertinent  provisions of any applicable  state  securities laws and the Plan, will be duly and validly issued, fully paid and nonassessable.

     We are members of the Bar of the  Commonwealth  of  Kentucky  and we do not
purport to be experts on or express any opinion herein  concerning any law other than the laws of the  Commonwealth of Kentucky,  the corporate laws of the State of Delaware and the federal laws of the United  States,  and the opinions  given hereunder are limited  thereto.  Although we are not licensed to practice law in the State of Delaware,  we believe we are  sufficiently  familiar  with Delaware corporate law to render the opinions expressed herein.

     Our opinion is directed  to the Board of  Directors  of the Company and may not be relied upon by any persons other than said  directors,  recipients of the
prospectus   and   participants   in  the  Plan.   We  expressly   disclaim  any
responsibility   for  advising  you  of  any  change   hereafter   occurring  in
circumstances  touching or concerning  the  transaction  which is the subject of this opinion,  including any changes in the law or in factual matters  occurring subsequent to the date of this opinion.

     We hereby consent to the filing of this opinion,  or copies thereof,  as an
Exhibit to the Amendment.  In giving this consent,  we do not thereby admit that we are within the category of persons whose consent is required  under Section 7 of the  Act  or the  rules  and  regulations  of  the  Securities  and  Exchange
Commission thereunder.

                                                  Sincerely,

                                                     WYATT, TARRANT & COMBS, LLP
                                                 /s/ WYATT, TARRANT & COMBS, LLP